TERMS SUPPLEMENT NO. [   ●   ] dated [   ●   ]
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 433 Registration Statement No. 333-140456
$[       ●       ] 18.50% Reverse Convertible Notes Linked to Advanced Micro Devices, Inc., due November 29, 2007
$[       ●       ] 17.50% Reverse Convertible Notes Linked to Bowater Incorporated, due November 29, 2007
$[       ●       ] 20.05% Reverse Convertible Notes Linked to Elan Corporation, plc, due November 29, 2007
$[       ●       ] 20.05% Reverse Convertible Notes Linked to Energy Conversion Devices, Inc., due November 29, 2007
$[       ●       ] 38.65% Reverse Convertible Notes Linked to Force Protection, Inc., due November 29, 2007
$[       ●       ] 40.00% Reverse Convertible Notes Linked to InterOil Corporation, due November 29, 2007
$[       ●       ] 21.45% Reverse Convertible Notes Linked to OmniVision Technologies, Inc., due November 29, 2007
$[       ●       ] 20.15% Reverse Convertible Notes Linked to TASER International, Inc., due November 29, 2007
$[       ●       ] 12.50% Reverse Convertible Notes Linked to Chicago Bridge & Iron Company N.V., due February 29, 2008
$[       ●       ] 17.75% Reverse Convertible Notes Linked to E*TRADE Financial Corporation, due February 29, 2008
$[       ●       ] 17.05% Reverse Convertible Notes Linked to Joy Global Inc., due February 29, 2008
$[       ●       ] 13.05% Reverse Convertible Notes Linked to Las Vegas Sands Corp., due February 29, 2008
$[       ●       ] 14.50% Reverse Convertible Notes Linked to NYSE Euronext, Inc., due February 29, 2008
$[       ●       ] 18.10% Reverse Convertible Notes Linked to Pacific Ethanol, Inc., due February 29, 2008
$[       ●       ] 15.10% Reverse Convertible Notes Linked to Potash Corporation of Saskatchewan Inc., due February 29, 2008
$[       ●       ] 15.80% Reverse Convertible Notes Linked to Research In Motion Limited, due February 29, 2008
$[       ●       ] 17.20% Reverse Convertible Notes Linked to Titanium Metals Corporation, due February 29, 2008
$[       ●       ] 9.05% Reverse Convertible Notes Linked to Caterpillar Inc., due August 29, 2008
$[       ●       ] 12.40% Reverse Convertible Notes Linked to Celgene Corporation, due August 29, 2008
$[       ●       ] 11.05% Reverse Convertible Notes Linked to Deere & Company, due August 29, 2008
$[       ●       ] 9.05% Reverse Convertible Notes Linked to Pfizer Inc., due August 29, 2008
$[       ●       ] 12.10% Reverse Convertible Notes Linked to Valero Energy Corporation, due August 29, 2008
Offering Information

Issuer:	Eksportfinans ASA
Issuer rating:	Aaa (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)
Specified Currency:	U.S. dollars
Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, New York 10019
Agent acting in the capacity as:	Principal

Offerings:	This terms supplement relates to 22 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This terms supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Aggregate face amount:	For the notes linked to Advanced Micro Devices, Inc., $[ ● ]. For the notes linked to Bowater Incorporated, $[ ● ]. For the notes linked to Elan Corporation, plc, $[ ● ]. For the notes linked to Energy Conversion Devices, Inc., $[ ● ]. For the notes linked to Force Protection, Inc., $[ ● ]. For the notes linked to InterOil Corporation, $[ ● ]. For the notes linked to OmniVision Technologies, Inc., $[ ● ]. For the notes linked to TASER International, Inc., $[ ● ]. For the notes linked to Chicago Bridge & Iron Company N.V., $[ ● ]. For the notes linked to E*TRADE Financial Corporation, $[ ● ]. For the notes linked to Joy Global Inc., $[ ● ]. For the notes linked to Las Vegas Sands Corp., $[ ● ]. For the notes linked to NYSE Euronext, Inc., $[ ● ]. For the notes linked to Pacific Ethanol, Inc., $[ ● ]. For the notes linked to Potash Corporation of Saskatchewan Inc., $[ ● ]. For the notes linked to Research In Motion Limited, $[ ● ]. For the notes linked to Titanium Metals Corporation, $[ ● ]. For the notes linked to Caterpillar Inc., $[ ● ]. For the notes linked to Celgene Corporation, $[ ● ]. For the notes linked to Deere & Company, $[ ● ]. For the notes linked to Pfizer Inc., $[ ● ]. For the notes linked to Valero Energy Corporation, $[ ● ].
      Investing in any one or more of these notes involves a number of risks. See “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement.
      You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.
      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
      Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Notes Linked to Advanced Micro Devices, Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Notes Linked to Bowater Incorporated	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Elan Corporation, plc	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Energy Conversion Devices, Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Force Protection, Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

InterOil Corporation	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

OmniVision Technologies, Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

TASER International, Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Chicago Bridge & Iron Company N.V.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

E*TRADE Financial Corporation	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Joy Global Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Las Vegas Sands Corp.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

NYSE Euronext, Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Pacific Ethanol, Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Potash Corporation of Saskatchewan Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Research In Motion Limited	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Titanium Metals Corporation	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Caterpillar Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Celgene Corporation	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Deere & Company	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Pfizer Inc.	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

Valero Energy Corporation	Price to Public	Fees and Commissions	Proceeds to Us

Per note:	[ ● ]	[ ● ]	[ ● ]
Total:	[ ● ]	[ ● ]	[ ● ]

*	See “Supplemental plan of distribution” below.
Natixis Securities North America Inc.

Key Terms of the Notes

Reference Shares:	The Reference Share for each note offering will be the common stock of the issuers (each a Reference Issuer) as set forth in the table below.

Reference Share		Relevant	Ticker
(for each of the note offerings)	ISIN	Exchange	symbol

Advanced Micro Devices, Inc.	US0079031078	NYSE	AMD
Bowater Incorporated	US1021831003	NYSE	BOW
Elan Corporation, plc	US2841312083	NYSE	ELN
Energy Conversion Devices, Inc.	US2926591098	NASDAQ	ENER
Force Protection, Inc.	US3452032028	NASDAQ	FRPT
InterOil Corporation	CA4609511064	AMEX	IOC
OmniVision Technologies, Inc.	US6821281036	NASDAQ	OVTI
TASER International, Inc.	US87651B1044	NASDAQ	TASR
Chicago Bridge & Iron Company N.V.	US1672501095	NYSE	CBI
E*TRADE Financial Corporation	US2692461047	NASDAQ	ETFC
Joy Global Inc.	US4811651086	NASDAQ	JOYG
Las Vegas Sands Corp.	US5178341070	NYSE	LVS
NYSE Euronext, Inc.	US6294911010	NYSE	NYX
Pacific Ethanol, Inc.	US69423U1079	NASDAQ	PEIX
Potash Corporation of Saskatchewan Inc.	CA73755L1076	NYSE	POT
Research In Motion Limited	CA7609751028	NASDAQ	RIMM
Titanium Metals Corporation	US8883392073	NYSE	TIE
Caterpillar Inc.	US1491231015	NYSE	CAT
Celgene Corporation	US1510201049	NASDAQ	CELG
Deere & Company	US2441991054	NYSE	DE
Pfizer Inc.	US7170811035	NYSE	PFE
Valero Energy Corporation	US91913Y1001	NYSE	VLO

References to “NYSE” refer to the New York Stock Exchange, references to “NASDAQ” refer to the Nasdaq Stock Market Inc., and references to “AMEX” refer to the American Stock Exchange.

Interest Rate and Interest Payment Dates:	For the notes linked to Advanced Micro Devices, Inc., 18.50% per annum, payable monthly in arrears in 3 equal 1.5417% payments on each of September 28, 2007, October 29, 2007 and November 29, 2007.

For the notes linked to Bowater Incorporated, 17.50% per annum, payable monthly in arrears in 3 equal 1.4583% payments on each of September 28, 2007, October 29, 2007 and November 29, 2007.

For the notes linked to Elan Corporation, plc, 20.05% per annum, payable monthly in arrears in 3 equal 1.6708% payments on each of September 28, 2007, October 29, 2007 and November 29, 2007.

For the notes linked to Energy Conversion Devices, Inc., 20.05% per annum, payable monthly in arrears in 3 equal 1.6708% payments on each of September 28, 2007, October 29, 2007 and November 29, 2007.

For the notes linked to Force Protection, Inc., 38.65% per annum, payable monthly in arrears in 3 equal 3.2208% payments on each of September 28, 2007, October 29, 2007 and November 29, 2007.

For the notes linked to InterOil Corporation, 40.00% per annum, payable monthly in arrears in 3 equal 3.3333% payments on each of September 28, 2007, October 29, 2007 and November 29, 2007.

For the notes linked to OmniVision Technologies, Inc., 21.45% per annum, payable monthly in arrears in 3 equal 1.7875% payments on each of September 28, 2007, October 29, 2007 and November 29, 2007.

For the notes linked to TASER International, Inc., 20.15% per annum, payable monthly in arrears in 3 equal 1.6792% payments on each of September 28, 2007, October 29, 2007 and November 29, 2007.

For the notes linked to Chicago Bridge & Iron Company N.V., 12.50% per annum, payable monthly in arrears in 6 equal 1.0417% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to E*TRADE Financial Corporation, 17.75% per annum, payable monthly in arrears in 6 equal 1.4792% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to Joy Global Inc., 17.05% per annum, payable monthly in arrears in 6 equal 1.4208% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to Las Vegas Sands Corp., 13.05% per annum, payable monthly in arrears in 6 equal 1.0875% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to NYSE Euronext, Inc., 14.50% per annum, payable monthly in arrears in 6 equal 1.2083% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to Pacific Ethanol, Inc., 18.10% per annum, payable monthly in arrears in 6 equal 1.5083% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to Potash Corporation of Saskatchewan Inc., 15.10% per annum, payable monthly in arrears in 6 equal 1.2583% payments on each of September 28, 2007, October 29, 2007,

November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to Research In Motion Limited, 15.80% per annum, payable monthly in arrears in 6 equal 1.3167% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to Titanium Metals Corporation, 17.20% per annum, payable monthly in arrears in 6 equal 1.4333% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008 and February 29, 2008.

For the notes linked to Caterpillar Inc., 9.05% per annum, payable monthly in arrears in 12 equal 0.7542% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008, February 29, 2008, March 28, 2008, April 29, 2008, May 29, 2008, June 27, 2008, July 29, 2008 and August 29, 2008.

For the notes linked to Celgene Corporation, 12.40% per annum, payable monthly in arrears in 12 equal 1.0333% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008, February 29, 2008, March 28, 2008, April 29, 2008, May 29, 2008, June 27, 2008, July 29, 2008 and August 29, 2008.

For the notes linked to Deere & Company, 11.05% per annum, payable monthly in arrears in 12 equal 0.9208% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008, February 29, 2008, March 28, 2008, April 29, 2008, May 29, 2008, June 27, 2008, July 29, 2008 and August 29, 2008.

For the notes linked to Pfizer Inc., 9.05% per annum, payable monthly in arrears in 12 equal 0.7542% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008, February 29, 2008, March 28, 2008, April 29, 2008, May 29, 2008, June 27, 2008, July 29, 2008 and August 29, 2008.

For the notes linked to Valero Energy Corporation, 12.10% per annum, payable monthly in arrears in 12 equal 1.0083% payments on each of September 28, 2007, October 29, 2007, November 29, 2007, December 28, 2007, January 29, 2008, February 29, 2008, March 28, 2008, April 29, 2008, May 29, 2008, June 27, 2008, July 29, 2008 and August 29, 2008.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• if the official closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Level of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• if the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Initial Reference Level:	For each note offering, the official closing level of the applicable Reference Share on the Trade Date.

For each note offering, the Initial Reference Level for each of the applicable Reference Share is as follows:

Notes Linked to Advanced Micro Devices, Inc.	[ ● ]
Notes Linked to Bowater Incorporated	[ ● ]
Notes linked to Elan Corporation, plc	[ ● ]
Notes linked to Energy Conversion Devices, Inc.	[ ● ]
Notes linked to Force Protection, Inc.	[ ● ]
Notes linked to InterOil Corporation	[ ● ]
Notes linked to OmniVision Technologies, Inc.	[ ● ]
Notes linked to TASER International, Inc.	[ ● ]
Notes linked to Chicago Bridge & Iron Company N.V.	[ ● ]
Notes linked to E*TRADE Financial Corporation	[ ● ]
Notes linked to Joy Global Inc.	[ ● ]
Notes linked to Las Vegas Sands Corp.	[ ● ]
Notes linked to NYSE Euronext, Inc.	[ ● ]
Notes linked to Pacific Ethanol, Inc.	[ ● ]
Notes linked to Potash Corporation of Saskatchewan Inc.	[ ● ]
Notes linked to Research In Motion Limited	[ ● ]
Notes linked to Titanium Metals Corporation	[ ● ]
Notes linked to Caterpillar Inc.	[ ● ]
Notes linked to Celgene Corporation	[ ● ]
Notes linked to Deere & Company	[ ● ]
Notes linked to Pfizer Inc.	[ ● ]
Notes linked to Valero Energy Corporation	[ ● ]

Final Reference Level:	For each note offering, the official closing level of the applicable Reference Share on the Determination Date.

Knock-In Level:	For each note offering, the Knock-In Level will be a percentage of the Initial Reference Level of the applicable Reference Share as follows:

Notes Linked to Advanced Micro Devices, Inc.	[ ● ]	(80% of the Initial Reference Level)
Notes Linked to Bowater Incorporated	[ ● ]	(75% of the Initial Reference Level)

Notes linked to Elan Corporation, plc	[ ● ]	(75% of the Initial Reference Level)
Notes linked to Energy Conversion Devices, Inc.	[ ● ]	(80% of the Initial Reference Level)
Notes linked to Force Protection, Inc.	[ ● ]	(65% of the Initial Reference Level)
Notes linked to InterOil Corporation	[ ● ]	(60% of the Initial Reference Level)
Notes linked to OmniVision Technologies, Inc.	[ ● ]	(65% of the Initial Reference Level)
Notes linked to TASER International, Inc.	[ ● ]	(70% of the Initial Reference Level)
Notes linked to Chicago Bridge & Iron Company N.V.	[ ● ]	(80% of the Initial Reference Level)
Notes linked to E*TRADE Financial Corporation	[ ● ]	(80% of the Initial Reference Level)
Notes linked to Joy Global Inc.	[ ● ]	(80% of the Initial Reference Level)
Notes linked to Las Vegas Sands Corp.	[ ● ]	(75% of the Initial Reference Level)
Notes linked to NYSE Euronext, Inc.	[ ● ]	(80% of the Initial Reference Level)
Notes linked to Pacific Ethanol, Inc.	[ ● ]	(80% of the Initial Reference Level)
Notes linked to Potash Corporation of Saskatchewan Inc.	[ ● ]	(75% of the Initial Reference Level)
Notes linked to Research In Motion Limited	[ ● ]	(75% of the Initial Reference Level)
Notes linked to Titanium Metals Corporation	[ ● ]	(75% of the Initial Reference Level)
Notes linked to Caterpillar Inc.	[ ● ]	(85% of the Initial Reference Level)
Notes linked to Celgene Corporation	[ ● ]	(80% of the Initial Reference Level)
Notes linked to Deere & Company	[ ● ]	(80% of the Initial Reference Level)
Notes linked to Pfizer Inc.	[ ● ]	(90% of the Initial Reference Level)
Notes linked to Valero Energy Corporation	[ ● ]	(80% of the Initial Reference Level)

Share Redemption Amount:	The Share Redemption Amount for each of the note offerings is as follows:

Notes Linked to Advanced Micro Devices, Inc.	[ ● ]
Notes Linked to Bowater Incorporated	[ ● ]
Notes linked to Elan Corporation, plc	[ ● ]
Notes linked to Energy Conversion Devices, Inc.	[ ● ]
Notes linked to Force Protection, Inc.	[ ● ]
Notes linked to InterOil Corporation	[ ● ]
Notes linked to OmniVision Technologies, Inc.	[ ● ]
Notes linked to TASER International, Inc.	[ ● ]
Notes linked to Chicago Bridge & Iron Company N.V.	[ ● ]
Notes linked to E*TRADE Financial Corporation	[ ● ]
Notes linked to Joy Global Inc.	[ ● ]
Notes linked to Las Vegas Sands Corp.	[ ● ]
Notes linked to NYSE Euronext, Inc.	[ ● ]
Notes linked to Pacific Ethanol, Inc.	[ ● ]
Notes linked to Potash Corporation of Saskatchewan Inc.	[ ● ]
Notes linked to Research In Motion Limited	[ ● ]
Notes linked to Titanium Metals Corporation	[ ● ]
Notes linked to Caterpillar Inc.	[ ● ]
Notes linked to Celgene Corporation	[ ● ]
Notes linked to Deere & Company	[ ● ]
Notes linked to Pfizer Inc.	[ ● ]
Notes linked to Valero Energy Corporation	[ ● ]

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold, in the amount set forth for that note offering in the table above. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

CUSIP No. and ISIN:	For each note offering, the CUSIP number and ISIN are as follows:

	CUSIP No.	ISIN

Notes Linked to Advanced Micro Devices, Inc.	28264QHM9	US28264QHM96
Notes Linked to Bowater Incorporated	28264QHN7	US28264QHN79
Notes linked to Elan Corporation, plc	28264QHP2	US28264QHP28
Notes linked to Energy Conversion Devices, Inc.	28264QHQ0	US28264QHQ01
Notes linked to Force Protection, Inc.	28264QHR8	US28264QHR83

	CUSIP No.	ISIN

Notes linked to InterOil Corporation	28264QHS6	US28264QHS66
Notes linked to OmniVision Technologies, Inc.	28264QHT4	US28264QHT40
Notes linked to TASER International, Inc.	28264QHU1	US28264QHU13
Notes linked to Chicago Bridge & Iron Company N.V.	28264QHV9	US28264QHV95
Notes linked to E*TRADE Financial Corporation	28264QHW7	US28264QHW78
Notes linked to Joy Global Inc.	28264QHX5	US28264QHX51
Notes linked to Las Vegas Sands Corp.	28264QHY3	US28264QHY35
Notes linked to NYSE Euronext, Inc.	28264QHZ0	US28264QHZ00
Notes linked to Pacific Ethanol, Inc.	28264QJA3	US28264QJA31
Notes linked to Potash Corporation of Saskatchewan Inc.	28264QJB1	US28264QJB14
Notes linked to Research In Motion Limited	28264QJC9	US28264QJC96
Notes linked to Titanium Metals Corporation	28264QJD7	US28264QJD79
Notes linked to Caterpillar Inc.	28264QJE5	US28264QJE52
Notes linked to Celgene Corporation	28264QJF2	US28264QJF28
Notes linked to Deere & Company	28264QJG0	US28264QJG01
Notes linked to Pfizer Inc.	28264QJH8	US28264QJH83
Notes linked to Valero Energy Corporation	28264QJJ4	US28264QJJ40

Trade Date:	August 24, 2007

Original Issue Date:	August 29, 2007

Determination Date:	The Determination Date for each of the note offerings is as follows:

Notes Linked to Advanced Micro Devices, Inc.	November 26, 2007
Notes Linked to Bowater Incorporated	November 26, 2007
Notes linked to Elan Corporation, plc	November 26, 2007
Notes linked to Energy Conversion Devices, Inc.	November 26, 2007
Notes linked to Force Protection, Inc.	November 26, 2007
Notes linked to InterOil Corporation	November 26, 2007
Notes linked to OmniVision Technologies, Inc.	November 26, 2007

Notes linked to TASER International, Inc.	November 26, 2007
Notes linked to Chicago Bridge & Iron Company N.V.	February 26, 2008
Notes linked to E*TRADE Financial Corporation	February 26, 2008
Notes linked to Joy Global Inc.	February 26, 2008
Notes linked to Las Vegas Sands Corp.	February 26, 2008
Notes linked to NYSE Euronext, Inc.	February 26, 2008
Notes linked to Pacific Ethanol, Inc.	February 26, 2008
Notes linked to Potash Corporation of Saskatchewan Inc.	February 26, 2008
Notes linked to Research In Motion Limited	February 26, 2008
Notes linked to Titanium Metals Corporation	February 26, 2008
Notes linked to Caterpillar Inc.	August 26, 2008
Notes linked to Celgene Corporation	August 26, 2008
Notes linked to Deere & Company	August 26, 2008
Notes linked to Pfizer Inc.	August 26, 2008
Notes linked to Valero Energy Corporation	August 26, 2008

Maturity Date†:	The Maturity Date for each of the note offerings is as follows:

Notes Linked to Advanced Micro Devices, Inc.	November 29, 2007
Notes Linked to Bowater Incorporated	November 29, 2007
Notes linked to Elan Corporation, plc	November 29, 2007
Notes linked to Energy Conversion Devices, Inc.	November 29, 2007
Notes linked to Force Protection, Inc.	November 29, 2007
Notes linked to InterOil Corporation	November 29, 2007
Notes linked to OmniVision Technologies, Inc.	November 29, 2007
Notes linked to TASER International, Inc.	November 29, 2007
Notes linked to Chicago Bridge & Iron Company N.V.	February 29, 2008
Notes linked to E*TRADE Financial Corporation	February 29, 2008
Notes linked to Joy Global Inc.	February 29, 2008
Notes linked to Las Vegas Sands Corp.	February 29, 2008
Notes linked to NYSE Euronext, Inc.	February 29, 2008
Notes linked to Pacific Ethanol, Inc.	February 29, 2008
Notes linked to Potash Corporation of Saskatchewan Inc.	February 29, 2008
Notes linked to Research In Motion Limited	February 29, 2008
Notes linked to Titanium Metals Corporation	February 29, 2008

Notes linked to Caterpillar Inc.	August 29, 2008
Notes linked to Celgene Corporation	August 29, 2008
Notes linked to Deere & Company	August 29, 2008
Notes linked to Pfizer Inc.	August 29, 2008
Notes linked to Valero Energy Corporation	August 29, 2008

Denomination:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Fascimile No.: +1 212 891 1922

†	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at maturity” in the accompanying product supplement no. 1.
Additional terms specific to the notes
      You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
      You may access these documents on the SEC Web site at http://www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):
      http://www.sec.gov/ Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm
      Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.
Hypothetical examples of amounts payable at maturity
      The following tables set out the total return to the Maturity Date of a note, based on the assumptions outlined below and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.
      The information in the tables reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1.
      The tables below assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.
      The market price of the Reference Shares has been volatile in the past, and its performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth below or to the historical price of the Reference Shares set forth elsewhere in this terms supplement. For information about the price of the Reference Shares during recent periods, see “The Reference Shares” below.
      If the official closing price of the Reference Shares quoted by the Relevant Exchange never falls below the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date, or if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level, the Redemption Amount will be paid in cash.
      By contrast, if the official closing price of the Reference Shares quoted by the Relevant Exchange is less than the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date and the Final Reference Level on the Determination Date is less than the Initial Reference Level, the Redemption Amount payment on the Maturity Date will be made in the Reference Shares (with fractional shares paid in cash).

Notes linked to Advanced Micro Devices, Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $13.40 and a hypothetical Knock-In Level of $10.720. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on Determination	Payment at	Interest
Date (Advanced Micro Devices, Inc.)	Maturity	Payments	$	%

Greater than: $13.40	$1,000.00	$46.25	$1,046.25	4.6250%
$13.40	$1,000.00	$46.25	$1,046.25	4.6250%
$12.51	$1,000.00	$46.25	$1,046.25	4.6250%
$11.61	$1,000.00	$46.25	$1,046.25	4.6250%
$10.73	$1,000.00	$46.25	$1,046.25	4.6250%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $13.40 and a hypothetical Knock-In Level of $10.720. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Advanced Micro Devices, Inc.)	Maturity	Payments	$	%

Greater than: $13.40	$1,000.00	$46.25	$1,046.25	4.625%
$13.40	$1,000.00	$46.25	$1,046.25	4.625%
$12.06	$900.00	$46.25	$946.25	-5.375%
$10.72	$800.00	$46.25	$846.25	-15.375%
$ 9.38	$700.00	$46.25	$746.25	-25.375%
$ 6.43	$600.00	$46.25	$646.25	-35.375%
$ 5.36	$500.00	$46.25	$546.25	-45.375%
$ 2.57	$400.00	$46.25	$446.25	-55.375%
$ 1.93	$300.00	$46.25	$346.25	-65.375%
$ 0.51	$200.00	$46.25	$246.25	-75.375%
$ 0.26	$100.00	$46.25	$146.25	-85.375%
$ 0.00	$0.00	$46.25	$46.25	-95.375%

Notes linked to Bowater Incorporated
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $18.70 and a hypothetical Knock-In Level of $14.025. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on Determination	Payment at	Interest
Date (Bowater Incorporated)	Maturity	Payments	$	%

Greater than: $18.70	$1,000.00	$43.75	$1,043.75	4.3750%
$18.70	$1,000.00	$43.75	$1,043.75	4.3750%
$17.14	$1,000.00	$43.75	$1,043.75	4.3750%
$15.58	$1,000.00	$43.75	$1,043.75	4.3750%
$14.04	$1,000.00	$43.75	$1,043.75	4.3750%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $18.70 and a hypothetical Knock-In Level of $14.025. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Bowater Incorporated)	Maturity	Payments	$	%

Greater than: $18.70	$1,000.00	$43.75	$1,043.75	4.375%
$18.70	$1,000.00	$43.75	$1,043.75	4.375%
$16.83	$900.00	$43.75	$943.75	-5.625%
$14.96	$800.00	$43.75	$843.75	-15.625%
$13.09	$700.00	$43.75	$743.75	-25.625%
$ 8.98	$600.00	$43.75	$643.75	-35.625%
$ 7.48	$500.00	$43.75	$543.75	-45.625%
$ 3.59	$400.00	$43.75	$443.75	-55.625%
$ 2.69	$300.00	$43.75	$343.75	-65.625%
$ 0.72	$200.00	$43.75	$243.75	-75.625%
$ 0.36	$100.00	$43.75	$143.75	-85.625%
$ 0.00	$0.00	$43.75	$43.75	-95.625%

Notes linked to Elan Corporation, plc
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $19.02 and a hypothetical Knock-In Level of $14.265. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		3
Assumed Closing Price	Value of	Monthly	3 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Elan Corporation plc)	Maturity	Payments	$	%

Greater than: $19.02	$1,000.00	$50.13	$1,050.13	5.0125%
$19.02	$1,000.00	$50.13	$1,050.13	5.0125%
$17.44	$1,000.00	$50.13	$1,050.13	5.0125%
$15.85	$1,000.00	$50.13	$1,050.13	5.0125%
$14.28	$1,000.00	$50.13	$1,050.13	5.0125%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $19.02 and a hypothetical Knock-In Level of $14.265. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		3
Assumed Closing Price	Value of	Monthly	3 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Elan Corporation plc)	Maturity	Payments	$	%

Greater than: $19.02	$1,000.00	$50.13	$1,050.13	5.013%
$19.02	$1,000.00	$50.13	$1,050.13	5.013%
$17.12	$900.00	$50.13	$950.13	-4.988%
$15.22	$800.00	$50.13	$850.13	-14.988%
$13.31	$700.00	$50.13	$750.13	-24.988%
$ 9.13	$600.00	$50.13	$650.13	-34.988%
$ 7.61	$500.00	$50.13	$550.13	-44.988%
$ 3.65	$400.00	$50.13	$450.13	-54.988%
$ 2.74	$300.00	$50.13	$350.13	-64.988%
$ 0.73	$200.00	$50.13	$250.13	-74.988%
$ 0.37	$100.00	$50.13	$150.13	-84.988%
$ 0.00	$0.00	$50.13	$50.13	-94.988%

Notes linked to Energy Conversion Devices, Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $29.08 and a hypothetical Knock-In Level of $23.264. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Energy Conversion Devices, Inc.)	Maturity	Payments	$	%

Greater than: $29.08	$1,000.00	$50.13	$1,050.13	5.0125%
$29.08	$1,000.00	$50.13	$1,050.13	5.0125%
$27.14	$1,000.00	$50.13	$1,050.13	5.0125%
$25.20	$1,000.00	$50.13	$1,050.13	5.0125%
$23.27	$1,000.00	$50.13	$1,050.13	5.0125%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $29.08 and a hypothetical Knock-In Level of $23.264. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Energy Conversion Devices, Inc.)	Maturity	Payments	$	%

Greater than: $29.08	$1,000.00	$50.13	$1,050.13	5.013%
$29.08	$1,000.00	$50.13	$1,050.13	5.013%
$26.17	$900.00	$50.13	$950.13	- 4.988%
$23.26	$800.00	$50.13	$850.13	-14.988%
$20.36	$700.00	$50.13	$750.13	-24.988%
$13.96	$600.00	$50.13	$650.13	-34.988%
$11.63	$500.00	$50.13	$550.13	-44.988%
$ 5.58	$400.00	$50.13	$450.13	-54.988%
$ 4.19	$300.00	$50.13	$350.13	-64.988%
$ 1.12	$200.00	$50.13	$250.13	-74.988%
$ 0.56	$100.00	$50.13	$150.13	-84.988%
$ 0.00	$0.00	$50.13	$50.13	-94.988%

Notes linked to Force Protection, Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.98 and a hypothetical Knock-In Level of $11.687. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Force Protection, Inc.)	Maturity	Payments	$	%

Greater than: $17.98	$1,000.00	$96.63	$1,096.63	9.6625%
$17.98	$1,000.00	$96.63	$1,096.63	9.6625%
$15.88	$1,000.00	$96.63	$1,096.63	9.6625%
$13.78	$1,000.00	$96.63	$1,096.63	9.6625%
$11.70	$1,000.00	$96.63	$1,096.63	9.6625%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.98 and a hypothetical Knock-In Level of $11.687. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Force Protection, Inc.)	Maturity	Payments	$	%

Greater than: $17.98	$1,000.00	$96.63	$1,096.63	9.663%
$17.98	$1,000.00	$96.63	$1,096.63	9.663%
$16.18	$900.00	$96.63	$996.63	- 0.338%
$14.38	$800.00	$96.63	$896.63	-10.338%
$12.59	$700.00	$96.63	$796.63	-20.338%
$ 8.63	$600.00	$96.63	$696.63	-30.338%
$ 7.19	$500.00	$96.63	$596.63	-40.338%
$ 3.45	$400.00	$96.63	$496.63	-50.338%
$ 2.59	$300.00	$96.63	$396.63	-60.338%
$ 0.69	$200.00	$96.63	$296.63	-70.338%
$ 0.35	$100.00	$96.63	$196.63	-80.338%
$ 0.00	$0.00	$96.63	$96.63	-90.338%

Notes linked to InterOil Corporation
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $27.69 and a hypothetical Knock-In Level of $16.614. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (InterOil Corporation)	Maturity	Payments	$	%

Greater than: $27.69	$1,000.00	$100.00	$1,100.00	10.0000%
$27.69	$1,000.00	$100.00	$1,100.00	10.0000%
$24.00	$1,000.00	$100.00	$1,100.00	10.0000%
$20.31	$1,000.00	$100.00	$1,100.00	10.0000%
$16.62	$1,000.00	$100.00	$1,100.00	10.0000%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $27.69 and a hypothetical Knock-In Level of $16.614. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (InterOil Corporation)	Maturity	Payments	$	%

Greater than: $27.69	$1,000.00	$100.00	$1,100.00	10.000%
$27.69	$1,000.00	$100.00	$1,100.00	10.000%
$24.92	$900.00	$100.00	$1,000.00	0.000%
$22.15	$800.00	$100.00	$900.00	-10.000%
$19.38	$700.00	$100.00	$800.00	-20.000%
$13.29	$600.00	$100.00	$700.00	-30.000%
$11.08	$500.00	$100.00	$600.00	-40.000%
$5.32	$400.00	$100.00	$500.00	-50.000%
$3.99	$300.00	$100.00	$400.00	-60.000%
$1.06	$200.00	$100.00	$300.00	-70.000%
$0.53	$100.00	$100.00	$200.00	-80.000%
$0.00	$0.00	$100.00	$100.00	-90.000%

Notes linked to OmniVision Technologies, Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.25 and a hypothetical Knock-In Level of $11.213. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		3
Assumed Closing Price	Value of	Monthly	3 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (OmniVision Technologies, Inc.)	Maturity	Payments	$	%

Greater than: $17.25	$1,000.00	$53.63	$1,053.63	5.3625%
$17.25	$1,000.00	$53.63	$1,053.63	5.3625%
$15.24	$1,000.00	$53.63	$1,053.63	5.3625%
$13.23	$1,000.00	$53.63	$1,053.63	5.3625%
$11.22	$1,000.00	$53.63	$1,053.63	5.3625%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.25 and a hypothetical Knock-In Level of $11.213. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		3
Assumed Closing Price	Value of	Monthly	3 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (OmniVision Technologies, Inc.)	Maturity	Payments	$	%

Greater than: $17.25	$1,000.00	$53.63	$1,053.63	5.363%
$17.25	$1,000.00	$53.63	$1,053.63	5.363%
$15.53	$900.00	$53.63	$953.63	-4.638%
$13.80	$800.00	$53.63	$853.63	-14.638%
$12.08	$700.00	$53.63	$753.63	-24.638%
$ 8.28	$600.00	$53.63	$653.63	-34.638%
$ 6.90	$500.00	$53.63	$553.63	-44.638%
$ 3.31	$400.00	$53.63	$453.63	-54.638%
$ 2.48	$300.00	$53.63	$353.63	-64.638%
$ 0.66	$200.00	$53.63	$253.63	-74.638%
$ 0.33	$100.00	$53.63	$153.63	-84.638%
$ 0.00	$0.00	$53.63	$53.63	-94.638%

Notes linked to TASER International, Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $14.93 and a hypothetical Knock-In Level of $10.451. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	3 Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on Determination	Payment at	Interest
Date (Taser International, Inc.)	Maturity	Payments	$	%

Greater than: $14.93	$1,000.00	$50.38	$1,050.38	5.0375%
$14.93	$1,000.00	$50.38	$1,050.38	5.0375%
$13.44	$1,000.00	$50.38	$1,050.38	5.0375%
$11.94	$1,000.00	$50.38	$1,050.38	5.0375%
$10.46	$1,000.00	$50.38	$1,050.38	5.0375%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $14.93 and a hypothetical Knock-In Level of $10.451. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		3
	Value of	Monthly	3 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Taser International, Inc.)	Maturity	Payments	$	%

Greater than: $14.93	$1,000.00	$50.38	$1,050.38	5.038%
$14.93	$1,000.00	$50.38	$1,050.38	5.038%
$13.44	$900.00	$50.38	$950.38	-4.963%
$11.94	$800.00	$50.38	$850.38	-14.963%
$10.45	$700.00	$50.38	$750.38	-24.963%
$ 7.17	$600.00	$50.38	$650.38	-34.963%
$ 5.97	$500.00	$50.38	$550.38	-44.963%
$ 2.87	$400.00	$50.38	$450.38	-54.963%
$ 2.15	$300.00	$50.38	$350.38	-64.963%
$ 0.57	$200.00	$50.38	$250.38	-74.963%
$ 0.29	$100.00	$50.38	$150.38	-84.963%
$ 0.00	$0.00	$50.38	$50.38	-94.963%

Notes linked to Chicago Bridge & Iron Company N.V.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $40.21 and a hypothetical Knock-In Level of $32.168. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on Determination	Payment at	Interest
Date (Chicago Bridge & Iron Company N.V.)	Maturity	Payments	$	%

Greater than: $40.21	$1,000.00	$62.50	$1,062.50	6.2500%
$40.21	$1,000.00	$62.50	$1,062.50	6.2500%
$37.53	$1,000.00	$62.50	$1,062.50	6.2500%
$34.85	$1,000.00	$62.50	$1,062.50	6.2500%
$32.18	$1,000.00	$62.50	$1,062.50	6.2500%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $40.21 and a hypothetical Knock-In Level of $32.168. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Chicago Bridge & Iron Company N.V.)	Maturity	Payments	$	%

Greater than: $40.21	$1,000.00	$62.50	$1,062.50	6.250%
$40.21	$1,000.00	$62.50	$1,062.50	6.250%
$36.19	$900.00	$62.50	$962.50	-3.750%
$32.17	$800.00	$62.50	$862.50	-13.750%
$28.15	$700.00	$62.50	$762.50	-23.750%
$19.30	$600.00	$62.50	$662.50	-33.750%
$16.08	$500.00	$62.50	$562.50	-43.750%
$ 7.72	$400.00	$62.50	$462.50	-53.750%
$ 5.79	$300.00	$62.50	$362.50	-63.750%
$ 1.54	$200.00	$62.50	$262.50	-73.750%
$ 0.77	$100.00	$62.50	$162.50	-83.750%
$ 0.00	$0.00	$62.50	$62.50	-93.750%

Notes linked to E*TRADE Financial Corporation
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.16 and a hypothetical Knock-In Level of $13.728. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (E*TRADE Financial Corporation)	Maturity	Payments	$	%

Greater than: $17.16	$1,000.00	$88.75	$1,088.75	8.8750%
$17.16	$1,000.00	$88.75	$1,088.75	8.8750%
$16.02	$1,000.00	$88.75	$1,088.75	8.8750%
$14.87	$1,000.00	$88.75	$1,088.75	8.8750%
$13.74	$1,000.00	$88.75	$1,088.75	8.8750%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.16 and a hypothetical Knock-In Level of $13.728. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (E*TRADE Financial Corporation)	Maturity	Payments	$	%

Greater than: $17.16	$1,000.00	$88.75	$1,088.75	8.875%
$17.16	$1,000.00	$88.75	$1,088.75	8.875%
$15.44	$900.00	$88.75	$988.75	- 1.125%
$13.73	$800.00	$88.75	$888.75	-11.125%
$12.01	$700.00	$88.75	$788.75	-21.125%
$ 8.24	$600.00	$88.75	$688.75	-31.125%
$ 6.86	$500.00	$88.75	$588.75	-41.125%
$ 3.29	$400.00	$88.75	$488.75	-51.125%
$ 2.47	$300.00	$88.75	$388.75	-61.125%
$ 0.66	$200.00	$88.75	$288.75	-71.125%
$ 0.33	$100.00	$88.75	$188.75	-81.125%
$ 0.00	$0.00	$88.75	$88.75	-91.125%

Notes linked to Joy Global Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $48.59 and a hypothetical Knock-In Level of $38.872. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Joy Global Inc.)	Maturity	Payments	$	%

Greater than: $48.59	$1,000.00	$85.25	$1,085.25	8.5250%
$48.59	$1,000.00	$85.25	$1,085.25	8.5250%
$45.35	$1,000.00	$85.25	$1,085.25	8.5250%
$42.11	$1,000.00	$85.25	$1,085.25	8.5250%
$38.88	$1,000.00	$85.25	$1,085.25	8.5250%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $48.59 and a hypothetical Knock-In Level of $38.872. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Joy Global Inc.)	Maturity	Payments	$	%

Greater than: $48.59	$1,000.00	$85.25	$1,085.25	8.525%
$48.59	$1,000.00	$85.25	$1,085.25	8.525%
$43.73	$900.00	$85.25	$985.25	- 1.475%
$38.87	$800.00	$85.25	$885.25	-11.475%
$34.01	$700.00	$85.25	$785.25	-21.475%
$23.32	$600.00	$85.25	$685.25	-31.475%
$19.44	$500.00	$85.25	$585.25	-41.475%
$ 9.33	$400.00	$85.25	$485.25	-51.475%
$ 7.00	$300.00	$85.25	$385.25	-61.475%
$ 1.87	$200.00	$85.25	$285.25	-71.475%
$ 0.93	$100.00	$85.25	$185.25	-81.475%
$ 0.00	$0.00	$85.25	$85.25	-91.475%

Notes linked to Las Vegas Sands Corp.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $92.31 and a hypothetical Knock-In Level of $69.233. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Las Vegas Sands Corp.,)	Maturity	Payments	$	%

Greater than: $92.31	$1,000.00	$65.25	$1,065.25	6.5250%
$92.31	$1,000.00	$65.25	$1,065.25	6.5250%
$84.62	$1,000.00	$65.25	$1,065.25	6.5250%
$76.93	$1,000.00	$65.25	$1,065.25	6.5250%
$69.24	$1,000.00	$65.25	$1,065.25	6.5250%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $92.31 and a hypothetical Knock-In Level of $69.233. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Las Vegas Sands Corp.,)	Maturity	Payments	$	%

Greater than: $92.31	$1,000.00	$65.25	$1,065.25	6.525%
$92.31	$1,000.00	$65.25	$1,065.25	6.525%
$83.08	$900.00	$65.25	$965.25	- 3.475%
$73.85	$800.00	$65.25	$865.25	-13.475%
$64.62	$700.00	$65.25	$765.25	-23.475%
$44.31	$600.00	$65.25	$665.25	-33.475%
$36.92	$500.00	$65.25	$565.25	-43.475%
$17.72	$400.00	$65.25	$465.25	-53.475%
$13.29	$300.00	$65.25	$365.25	-63.475%
$ 3.54	$200.00	$65.25	$265.25	-73.475%
$ 1.77	$100.00	$65.25	$165.25	-83.475%
$ 0.00	$0.00	$65.25	$65.25	-93.475%

Notes linked to NYSE Euronext, Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $74.91 and a hypothetical Knock-In Level of $59.928. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (NYSE Euronext)	Maturity	Payments	$	%

Greater than: $74.91	$1,000.00	$72.50	$1,072.50	7.2500%
$74.91	$1,000.00	$72.50	$1,072.50	7.2500%
$69.92	$1,000.00	$72.50	$1,072.50	7.2500%
$64.92	$1,000.00	$72.50	$1,072.50	7.2500%
$59.94	$1,000.00	$72.50	$1,072.50	7.2500%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $74.91 and a hypothetical Knock-In Level of $59.928. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (NYSE Euronext)	Maturity	Payments	$	%

Greater than: $74.91	$1,000.00	$72.50	$1,072.50	7.250%
$74.91	$1,000.00	$72.50	$1,072.50	7.250%
$67.42	$900.00	$72.50	$972.50	- 2.750%
$59.93	$800.00	$72.50	$872.50	-12.750%
$52.44	$700.00	$72.50	$772.50	-22.750%
$35.96	$600.00	$72.50	$672.50	-32.750%
$29.96	$500.00	$72.50	$572.50	-42.750%
$14.38	$400.00	$72.50	$472.50	-52.750%
$10.79	$300.00	$72.50	$372.50	-62.750%
$2.88	$200.00	$72.50	$272.50	-72.750%
$1.44	$100.00	$72.50	$172.50	-82.750%
$0.00	$0.00	$72.50	$72.50	-92.750%

Notes linked to Pacific Ethanol, Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $12.49 and a hypothetical Knock-In Level of $9.992. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on Determination	Payment at	Interest
Date (Pacific Ethanol, Inc.)	Maturity	Payments	$	%

Greater than: $12.49	$1,000.00	$90.50	$1,090.50	9.0500%
$12.49	$1,000.00	$90.50	$1,090.50	9.0500%
$11.66	$1,000.00	$90.50	$1,090.50	9.0500%
$10.82	$1,000.00	$90.50	$1,090.50	9.0500%
$10.00	$1,000.00	$90.50	$1,090.50	9.0500%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $12.49 and a hypothetical Knock-In Level of $9.992. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on Determination	Payment at	Interest
Date (Pacific Ethanol, Inc.)	Maturity	Payments	$	%

Greater than: $12.49	$1,000.00	$90.50	$1,090.50	9.050%
$12.49	$1,000.00	$90.50	$1,090.50	9.050%
$11.24	$900.00	$90.50	$990.50	-0.950%
$ 9.99	$800.00	$90.50	$890.50	-10.950%
$ 8.74	$700.00	$90.50	$790.50	-20.950%
$ 6.00	$600.00	$90.50	$690.50	-30.950%
$ 5.00	$500.00	$90.50	$590.50	-40.950%
$ 2.40	$400.00	$90.50	$490.50	-50.950%
$ 1.80	$300.00	$90.50	$390.50	-60.950%
$ 0.48	$200.00	$90.50	$290.50	-70.950%
$ 0.24	$100.00	$90.50	$190.50	-80.950%
$ 0.00	$0.00	$90.50	$90.50	-90.950%

Notes linked to Potash Corporation of Saskatchewan Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $83.81 and a hypothetical Knock-In Level of $62.856. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on Determination	Payment at	Interest
Date (Potash Corporation of Saskatchewan Inc.)	Maturity	Payments	$	%

Greater than: $83.81	$1,000.00	$75.50	$1,075.50	7.5500%
$83.81	$1,000.00	$75.50	$1,075.50	7.5500%
$76.83	$1,000.00	$75.50	$1,075.50	7.5500%
$69.84	$1,000.00	$75.50	$1,075.50	7.5500%
$62.87	$1,000.00	$75.50	$1,075.50	7.5500%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $83.81 and a hypothetical Knock-In Level of $62.856. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on Determination	Payment at	Interest
Date (Potash Corporation of Saskatchewan Inc.)	Maturity	Payments	$	%

Greater than: $83.81	$1,000.00	$75.50	$1,075.50	7.550%
$83.81	$1,000.00	$75.50	$1,075.50	7.550%
$75.43	$900.00	$75.50	$975.50	-2.450%
$67.05	$800.00	$75.50	$875.50	-12.450%
$58.67	$700.00	$75.50	$775.50	-22.450%
$40.23	$600.00	$75.50	$675.50	-32.450%
$33.52	$500.00	$75.50	$575.50	-42.450%
$16.09	$400.00	$75.50	$475.50	-52.450%
$12.07	$300.00	$75.50	$375.50	-62.450%
$ 3.22	$200.00	$75.50	$275.50	-72.450%
$ 1.61	$100.00	$75.50	$175.50	-82.450%
$ 0.00	$0.00	$75.50	$75.50	-92.450%

Notes linked to Research In Motion Limited
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $224.07 and a hypothetical Knock-In Level of $168.053. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
Assumed Closing Price	Value of	Monthly	6 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Research In Motion Limited)	Maturity	Payments	$	%

Greater than: $224.07	$1,000.00	$79.00	$1,079.00	7.9000%
$224.07	$1,000.00	$79.00	$1,079.00	7.9000%
$205.40	$1,000.00	$79.00	$1,079.00	7.9000%
$186.73	$1,000.00	$79.00	$1,079.00	7.9000%
$168.06	$1,000.00	$79.00	$1,079.00	7.9000%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $224.07 and a hypothetical Knock-In Level of $168.053. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
Assumed Closing Price	Value of	Monthly	6 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Research In Motion Limited)	Maturity	Payments	$	%

Greater than: $224.07	$1,000.00	$79.00	$1,079.00	7.900%
$224.07	$1,000.00	$79.00	$1,079.00	7.900%
$201.66	$900.00	$79.00	$979.00	-2.100%
$179.26	$800.00	$79.00	$879.00	-12.100%
$156.85	$700.00	$79.00	$779.00	-22.100%
$107.55	$600.00	$79.00	$679.00	-32.100%
$ 89.63	$500.00	$79.00	$579.00	-42.100%
$ 43.02	$400.00	$79.00	$479.00	-52.100%
$ 32.27	$300.00	$79.00	$379.00	-62.100%
$ 8.60	$200.00	$79.00	$279.00	-72.100%
$ 4.30	$100.00	$79.00	$179.00	-82.100%
$ 0.00	$0.00	$79.00	$79.00	-92.100%

Notes linked to Titanium Metals Corporation
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $32.49 and a hypothetical Knock-In Level of $24.368. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		6
Assumed Closing Price	Value of	Monthly	6 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Titanium Metals Corporation)	Maturity	Payments	$	%

Greater than: $32.49	$1,000.00	$86.00	$1,086.00	8.6000%
$32.49	$1,000.00	$86.00	$1,086.00	8.6000%
$29.78	$1,000.00	$86.00	$1,086.00	8.6000%
$27.08	$1,000.00	$86.00	$1,086.00	8.6000%
$24.38	$1,000.00	$86.00	$1,086.00	8.6000%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $32.49 and a hypothetical Knock-In Level of S24.368. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		6
	Value of	Monthly	6 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Titanium Metals Corporation)	Maturity	Payments	$	%

Greater than: $32.49	$1,000.00	$86.00	$1,086.00	8.600%
$32.49	$1,000.00	$86.00	$1,086.00	8.600%
$29.24	$900.00	$86.00	$986.00	-1.400%
$25.99	$800.00	$86.00	$886.00	-11.400%
$22.74	$700.00	$86.00	$786.00	-21.400%
$15.60	$600.00	$86.00	$686.00	-31.400%
$13.00	$500.00	$86.00	$586.00	-41.400%
$6.24	$400.00	$86.00	$486.00	-51.400%
$4.68	$300.00	$86.00	$386.00	-61.400%
$1.25	$200.00	$86.00	$286.00	–71.400%
$0.62	$100.00	$86.00	$186.00	-81.400%
$0.00	$0.00	$86.00	$86.00	–91.400%

Notes linked to Caterpillar Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $80.67 and a hypothetical Knock-In Level of $68.570. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
Assumed Closing Price	Value of	Monthly	12 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Caterpillar Inc.)	Maturity	Payments	$	%

Greater than: $80.67	$1,000.00	$90.50	$1,090.50	9.0500%
$80.67	$1,000.00	$90.50	$1,090.50	9.0500%
$76.64	$1,000.00	$90.50	$1,090.50	9.0500%
$72.60	$1,000.00	$90.50	$1,090.50	9.0500%
$68.58	$1,000.00	$90.50	$1,090.50	9.0500%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $80.67 and a hypothetical Knock-In Level of $68.570. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
Assumed Closing Price	Value of	Monthly	12 Month Total Return
of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Caterpillar Inc.)	Maturity	Payments	$	%

Greater than: $80.67	$1,000.00	$90.50	$1,090.50	9.050%
$80.67	$1,000.00	$90.50	$1,090.50	9.050%
$72.60	$900.00	$90.50	$990.50	-0.950%
$64.54	$800.00	$90.50	$890.50	-10.950%
$56.47	$700.00	$90.50	$790.50	-20.950%
$38.72	$600.00	$90.50	$690.50	-30.950%
$32.27	$500.00	$90.50	$590.50	-40.950%
$15.49	$400.00	$90.50	$490.50	-50.950%
$11.62	$300.00	$90.50	$390.50	-60.950%
$ 3.10	$200.00	$90.50	$290.50	-70.950%
$ 1.55	$100.00	$90.50	$190.50	-80.950%
$ 0.00	$0.00	$90.50	$90.50	-90.950%

Notes linked to Celgene Corporation
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $60.42 and a hypothetical Knock-In Level of $48.336. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
	Value of	Monthly	12 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Celgene Corporation)	Maturity	Payments	$	%

Greater than: $60.42	$1,000.00	$124.00	$1,124.00	12.4000%
$60.42	$1,000.00	$124.00	$1,124.00	12.4000%
$56.39	$1,000.00	$124.00	$1,124.00	12.4000%
$52.36	$1,000.00	$124.00	$1,124.00	12.4000%
$48.35	$1,000.00	$124.00	$1,124.00	12.4000%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $60.42 and a hypothetical Knock-In Level of $48.336. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
	Value of	Monthly	12 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Celgene Corporation)	Maturity	Payments	$	%

Greater than: $60.42	$1,000.00	$124.00	$1,124.00	12.400%
$60.42	$1,000.00	$124.00	$1,124.00	12.400%
$54.38	$900.00	$124.00	$1,024.00	2.400%
$48.34	$800.00	$124.00	$924.00	-7.600%
$42.29	$700.00	$124.00	$824.00	-17.600%
$29.00	$600.00	$124.00	$724.00	-27.600%
$24.17	$500.00	$124.00	$624.00	-37.600%
$11.60	$400.00	$124.00	$524.00	-47.600%
$ 8.70	$300.00	$124.00	$424.00	-57.600%
$ 2.32	$200.00	$124.00	$324.00	-67.600%
$ 1.16	$100.00	$124.00	$224.00	-77.600%
$ 0.00	$0.00	$124.00	$124.00	-87.600%

Notes linked to Deere & Company
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $120.18 and a hypothetical Knock-In Level of $96.144. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
	Value of	Monthly	12 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Deere & Company)	Maturity	Payments	$	%

Greater than: $120.18	$1,000.00	$110.50	$1,110.50	11.0500%
$120.18	$1,000.00	$110.50	$1,110.50	11.0500%
$112.17	$1,000.00	$110.50	$1,110.50	11.0500%
$104.16	$1,000.00	$110.50	$1,110.50	11.0500%
$ 96.15	$1,000.00	$110.50	$1,110.50	11.0500%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $120.18 and a hypothetical Knock-In Level of $96.144. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
	Value of	Monthly	12 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Deere & Company)	Maturity	Payments	$	%

Greater than: $120.18	$1,000.00	$110.50	$1,110.50	11.050%
$120.18	$1,000.00	$110.50	$1,110.50	11.050%
$108.16	$900.00	$110.50	$1,010.50	1.050%
$ 96.14	$800.00	$110.50	$910.50	-8.950%
$ 84.13	$700.00	$110.50	$810.50	-18.950%
$ 57.69	$600.00	$110.50	$710.50	-28.950%
$ 48.07	$500.00	$110.50	$610.50	-38.950%
$ 23.07	$400.00	$110.50	$510.50	-48.950%
$ 17.31	$300.00	$110.50	$410.50	-58.950%
$ 4.61	$200.00	$110.50	$310.50	-68.950%
$ 2.31	$100.00	$110.50	$210.50	-78.950%
$ 0.00	$0.00	$110.50	$110.50	-88.950%

Notes linked to Pfizer Inc.
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $23.85 and a hypothetical Knock-In Level of $21.465. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
	Value of	Monthly	12 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Pfizer Inc.)	Maturity	Payments	$	%

Greater than: $23.85	$1,000.00	$90.50	$1,090.50	9.0500%
$23.85	$1,000.00	$90.50	$1,090.50	9.0500%
$23.06	$1,000.00	$90.50	$1,090.50	9.0500%
$22.26	$1,000.00	$90.50	$1,090.50	9.0500%
$21.48	$1,000.00	$90.50	$1,090.50	9.0500%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $23.85 and a hypothetical Knock-In Level of $21.465. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
	Value of	Monthly	12 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares	Payment at	Interest
on Determination Date (Pfizer Inc.)	Maturity	Payments	$	%

Greater than: $23.85	$1,000.00	$90.50	$1,090.50	9.050%
$23.85	$1,000.00	$90.50	$1,090.50	9.050%
$21.47	$900.00	$90.50	$990.50	- 0.950%
$19.08	$800.00	$90.50	$890.50	-10.950%
$16.70	$700.00	$90.50	$790.50	-20.950%
$11.45	$600.00	$90.50	$690.50	-30.950%
$ 9.54	$500.00	$90.50	$590.50	-40.950%
$ 4.58	$400.00	$90.50	$490.50	-50.950%
$ 3.43	$300.00	$90.50	$390.50	-60.950%
$ 0.92	$200.00	$90.50	$290.50	-70.950%
$ 0.46	$100.00	$90.50	$190.50	-80.950%
$ 0.00	$0.00	$90.50	$90.50	-90.950%

Notes linked to Valero Energy Corporation
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $64.59 and a hypothetical Knock-In Level of $51.672. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
	Value of	Monthly	12 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Valero Energy Corporation)	Maturity	Payments	$	%

Greater than: $64.59	$1,000.00	$121.00	$1,121.00	12.1000%
$64.59	$1,000.00	$121.00	$1,121.00	12.1000%
$60.28	$1,000.00	$121.00	$1,121.00	12.1000%
$55.98	$1,000.00	$121.00	$1,121.00	12.1000%
$51.68	$1,000.00	$121.00	$1,121.00	12.1000%
      The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $64.59 and a hypothetical Knock-In Level of $51.672. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
	Value of	Monthly	12 Month Total Return
Assumed Closing Price of Worst Performing Reference Shares on	Payment at	Interest
Determination Date (Valero Energy Corporation)	Maturity	Payments	$	%

Greater than: $64.59	$1,000.00	$121.00	$1,121.00	12.100%
$64.59	$1,000.00	$121.00	$1,121.00	12.100%
$58.13	$900.00	$121.00	$1,021.00	2.100%
$51.67	$800.00	$121.00	$921.00	-7.900%
$45.21	$700.00	$121.00	$821.00	-17.900%
$31.00	$600.00	$121.00	$721.00	-27.900%
$25.84	$500.00	$121.00	$621.00	-37.900%
$12.40	$400.00	$121.00	$521.00	-47.900%
$ 9.30	$300.00	$121.00	$421.00	-57.900%
$ 2.48	$200.00	$121.00	$321.00	-67.900%
$ 1.24	$100.00	$121.00	$221.00	-77.900%
$ 0.00	$0.00	$121.00	$121.00	-87.900%

The Reference Shares
General
      Unless otherwise stated, all information contained herein on the Reference Shares and on the Reference Issuers is derived from publicly available sources and is provided for informational purposes only.
      Each of the Reference Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.
      According to its publicly available documents, Advanced Micro Devices, Inc. is a global semiconductor company with facilities around the world providing processing solutions for the computing, graphics and consumer electronics markets. It actively participates in the semiconductor graphics and chipset markets as well as in the semiconductor market for consumer electronics devices. Information provided to or filed with the SEC by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-07882.
      According to its publicly available documents, Bowater Incorporated is a leading producer of coated and specialty papers and newsprint and produces and sells bleached market pulp and lumber products. Bowater Incorporated operates 12 pulp and paper manufacturing facilities in the United States, Canada and South Korea as well as a facility in the United States that converts a mechanical fiber-containing base sheet to coated products. In addition, it owns 10 sawmills in Canada and the United States. Information provided to or filed with the SEC by Bowater Incorporated pursuant to the Exchange Act can be located by reference to SEC file number
001-08712.
      According to its publicly available documents, Elan Corporation, plc, an Irish public limited company, is a neuroscience-based biotechnology company headquartered in Dublin, Ireland. Its operations are organized into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in research, development and commercial activities and includes our activities in the areas of autoimmune diseases, neurodegenerative diseases, and our specialty business group. EDT focuses on product development, scale-up and manufacturing to address drug optimization challenges of the pharmaceutical industry. Information provided to or filed with the SEC by Elan Corporation, plc pursuant to the Exchange Act can be located by reference to SEC file number 001-13896.
      According to its publicly available documents, Energy Conversion Devices, Inc. invents, designs, develops and commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets. It has invented and developed materials that permit the design and commercialization of products such as thin-film solar (“photovoltaic” or “PV”) modules, nickel metal hydride (“NiMH”) batteries and phase-change memory devices. Information provided to or filed with the SEC by Energy Conversion Devices, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-08403.
      According to its publicly available documents, Force Protection, Inc. designs and manufactures ballistic and blast-protected military vehicles using proprietary technology derived from South African vehicle development programs carried out from 1972 through 1994. It incorporated further design developments with information from U.N. and other humanitarian mine clearance operations after 1994 into its vehicles, improving their protection and functionality. Information provided to or filed with the SEC by Force Protection, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-33253.

      According to its publicly available documents, InterOil Corporation is a developing fully-integrated energy company incorporated in Canada whose focus is on operations in Papua New Guinea and its surrounding region. It has four business segments: Upstream (exploration and production), Midstream (liquefaction, refining and marketing), Downstream (wholesale and retail distribution) and Corporate (corporate and consolidations). Information provided to or filed with the SEC by InterOil Corporation pursuant to the Exchange Act can be located by reference to SEC file number 001-32179.
      According to its publicly available documents, OmniVision Technologies, Inc. designs, develops and markets high-performance, highly integrated and cost-efficient semiconductor image sensor devices. Its main products, image-sensing devices referred to as CameraChip image sensors, capture images electronically and are used in a number of consumer and commercial mass-market products. OmniVision Technologies, Inc. sells its products worldwide directly to original equipment manufacturers which include branded customers and contract manufacturers, and value added resellers, and indirectly through distributors. Information provided to or filed with the SEC by OmniVision Technologies, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-29939.
      According to its publicly available documents, TASER International, Inc. is engaged in the development and manufacture of advanced electronic control devices designed for use in law enforcement, corrections, private security and personal defense. It makes electronic control devices for the law enforcement, military, and corrections market, and the consumer market. Information provided to or filed with the SEC by TASER International, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-16391.
      According to its publicly available documents, Chicago Bridge & Iron Company N.V. is a global engineering, procurement and construction (“EPC”) company, specializing in projects for customers that produce, process, store and distribute the world’s natural resources. It is a fully integrated EPC service provider, offering a complete package of conceptual design, engineering, procurement, fabrication, field erection, mechanical installation and commissioning. Its projects include hydrocarbon processing plants, liquefied natural gas terminals and peak shaving plants, offshore structures, pipelines, bulk liquid terminals, water storage and treatment facilities, and other steel structures and their associated systems. Information provided to or filed with the SEC by Chicago Bridge & Iron Company N.V. pursuant to the Exchange Act can be located by reference to SEC file number 001-12815.
      According to its publicly available documents, E*TRADE Financial Corporation is a global financial services company offering a wide range of financial solutions to retail and institutional customers under the brand “E*TRADE Financial”. Its primary retail products and services consist of investing and trading; banking — including checking, savings, sweep, money market and certificates of deposit products; and lending — including mortgage, home equity, margin and credit card products. Information provided to or filed with the SEC by E*TRADE Financial Corporation pursuant to the Exchange Act can be located by reference to SEC file number 001-11921.
      According to its publicly available documents, Joy Global Inc. is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. Its equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. Joy Global Inc. operates in two business segments: underground mining machinery and surface mining equipment. Information provided to or filed with the SEC by Joy Global Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-09299.
      According to its publicly available documents, Las Vegas Sands Corp. is and its subsidiaries own and operate The Venetian Resort Hotel Casino and The Sands Expo and Convention Center in Las Vegas, Nevada, and The Sands Macao Casino in Macao, China. It is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao. It was recently awarded licenses to develop Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks in Bethlehem, Pennsylvania.. Information provided to or filed with the SEC by Las Vegas Sands Corp. pursuant to the Exchange Act can be located by reference to SEC file number 001-32373.

      According to its publicly available documents, NYSE Euronext, Inc. was organized on May 22, 2006. As of December 31, 2006 and up until April 4, 2007, NYSE Euronext, Inc. had no assets (other than the $100.00 it received on June 1, 2006 from the sale of one share of its common stock to NYSE Group) and had not conducted any material activities other than those incident to its formation. However, on April 4, 2007, upon the consummation of the combination, NYSE Euronext, Inc. became the parent company of NYSE Group and Euronext and each of their respective subsidiaries. NYSE Group operates and regulates two securities exchanges: the NYSE and NYSE Arca, Inc. NYSE Group is a leading provider of securities listing, trading and related information products and services. NYSE Group was formed in connection with the merger of the NYSE and Archipelago, which was completed on March 7, 2006. Although the trading platforms of the NYSE and NYSE Arca currently operate separately, they are actively integrating some of their activities to achieve revenue and cost synergies. Information provided to or filed with the SEC by NYSE Euronext, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-33392.
      According to its publicly available documents, Pacific Ethanol, Inc. is a producer and marketer of ethanol and its co-products and provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Nevada, Arizona, Washington, Oregon and Colorado. It has extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States. Information provided to or filed with the SEC by Pacific Ethanol, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 000-21467.
      According to its publicly available documents, Potash Corporation of Saskatchewan Inc. is an integrated fertilizer and related industrial and feed products company. A Canadian company, it produces potash, phosphates and nitrogen products and owns and operates five potash mines in Saskatchewan and one in New Brunswick. Information provided to or filed with the SEC by Potash Corporation of Saskatchewan Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-10351.
      According to its publicly available documents, Research In Motion Limited is a designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, Research In Motion Limited provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. Its technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. Information provided to or filed with the SEC by Research In Motion Limited pursuant to the Exchange Act can be located by reference to SEC file number 000-29898.
      According to its publicly available documents, Titanium Metals Corporation is a producer of titanium melted and mill products, with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. Its products include titanium sponge, melted products, mill products and industrial fabrications. Information provided to or filed with the SEC by Titanium Metals Corporation pursuant to the Exchange Act can be located by reference to SEC file number 001-14368.
      According to its publicly available documents, Caterpillar Inc. is a producer of construction and mining equipment. It operates in three principal lines of business: machinery — including the design, manufacture, marketing and sales of construction, mining and forestry machinery; engines — including the design, manufacture, marketing and sales of engines for Caterpillar machinery; and financial products, which provides financing and insurance to customers. Information provided to or filed with the SEC by Caterpillar Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-00768.
      According to its publicly available documents, Celgene Corporation is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. Information provided to or filed with the SEC by Celgene Corporation pursuant to the Exchange Act can be located by reference to SEC file number 000-16132.

      According to its publicly available documents, Deere & Company and its subsidiaries (collectively called John Deere) have operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. Information provided to or filed with the SEC by Deere & Company pursuant to the Exchange Act can be located by reference to SEC file number 001-04121.
      According to its publicly available documents, Pfizer Inc. is a research-based, global pharmaceutical company. It discovers, develops, manufactures and markets leading prescription medicines for humans and animals. Pfizer Inc. operates in two business segments: pharmaceutical, which includes products that treat diseases, disorders and allergies; and animal health, which discovers, develops and sells products for the prevention and treatment of diseases in livestock and companion animals. Information provided to or filed with the SEC by Pfizer Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-03619.
      According to its publicly available documents, Valero Energy Corporation owns and operates refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). It also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products and markets refined products in the United States and Canada. Information provided to or filed with the SEC by Valero Energy Corporation pursuant to the Exchange Act can be located by reference to SEC file number 001-13175.
      In addition, information regarding the issuer of the Reference Shares may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.
      This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the applicable Initial Reference Level, Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this terms supplement.
      Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in any of the Reference Shares.

Historical Performance
      The Reference Shares are traded on the Relevant Exchange. The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003, except for Las Vegas Sands Corp., whose shares began trading on the NYSE on December 14, 2004 and NYSE Euronext, Inc., whose shares began trading on the NYSE on March 8, 2006. We obtained the information in the table below from Bloomberg without independent verification.
      Any historical upward or downward trend in the price of any of the Reference Shares during any period shown below is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the applicable notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of each of the Reference Shares over the life of the notes may bear little relation to the historical levels shown below.
Advanced Micro Devices, Inc.

Period	High	Low	Period End

2004
First Quarter	$17.380	$13.990	$16.230
Second Quarter	17.450	13.870	15.900
Third Quarter	15.500	10.860	13.000
Fourth Quarter	24.850	13.430	22.020
2005
First Quarter	$21.410	$14.860	$16.120
Second Quarter	18.210	14.160	17.340
Third Quarter	25.200	17.450	25.200
Fourth Quarter	31.700	21.000	30.600
2006
First Quarter	$42.100	$32.400	$33.160
Second Quarter	35.420	23.890	24.420
Third Quarter	27.380	17.390	24.850
Fourth Quarter	25.380	20.120	20.350
2007
First Quarter	$20.180	$13.060	$13.060
Second Quarter	15.590	12.710	14.300
Third Quarter (through August 2, 2007)	15.840	13.400	13.400

Bowater Incorporated

Period	High	Low	Period End

2004
First Quarter	$47.780	$40.720	$43.630
Second Quarter	45.990	39.470	41.590
Third Quarter	40.800	34.790	38.190
Fourth Quarter	44.120	34.900	43.970
2005
First Quarter	$43.950	$36.800	$37.670
Second Quarter	37.490	30.280	32.370
Third Quarter	33.950	27.630	28.270
Fourth Quarter	31.740	24.840	30.720
2006
First Quarter	$31.700	$25.400	$29.580
Second Quarter	29.930	21.500	22.750
Third Quarter	23.390	20.000	20.570
Fourth Quarter	22.950	20.160	22.500
2007
First Quarter	$27.760	$22.150	$23.820
Second Quarter	26.430	20.690	24.950
Third Quarter (through August 2, 2007)	26.000	18.700	18.700
Elan Corporation, plc

Period	High	Low	Period End

2004
First Quarter	$20.620	$7.060	$20.620
Second Quarter	24.740	19.700	24.740
Third Quarter	25.390	17.140	23.400
Fourth Quarter	30.090	20.530	27.250
2005
First Quarter	$29.000	$3.240	$3.240
Second Quarter	8.050	3.380	6.820
Third Quarter	9.250	6.770	8.860
Fourth Quarter	14.230	7.700	13.930
2006
First Quarter	$16.780	$12.500	$14.440
Second Quarter	19.210	14.130	16.700
Third Quarter	16.740	13.310	15.600
Fourth Quarter	15.880	13.950	14.750
2007
First Quarter	$14.820	$11.980	$13.290
Second Quarter	22.050	13.360	21.930
Third Quarter (through August 2, 2007)	22.560	18.030	19.020

Energy Conversion Devices, Inc.

Period	High	Low	Period End

2004
First Quarter	$9.790	$7.000	$9.790
Second Quarter	12.670	10.280	11.260
Third Quarter	14.470	9.960	13.260
Fourth Quarter	23.170	13.360	19.320
2005
First Quarter	$22.730	$16.340	$22.730
Second Quarter	25.900	16.580	22.380
Third Quarter	44.880	22.410	44.880
Fourth Quarter	45.750	29.270	40.750
2006
First Quarter	$57.080	$41.300	$49.180
Second Quarter	55.500	31.990	36.430
Third Quarter	38.870	29.500	37.040
Fourth Quarter	40.740	33.980	33.980
2007
First Quarter	$36.840	$28.010	$34.940
Second Quarter	39.610	29.690	30.820
Third Quarter (through August 2, 2007)	32.870	28.700	29.080
Force Protection, Inc.

Period	High	Low	Period End

2004
First Quarter	$7.080	$0.840	$3.180
Second Quarter	4.080	1.800	2.220
Third Quarter	2.640	1.680	2.220
Fourth Quarter	3.972	1.800	3.336
2005
First Quarter	$3.300	$1.800	$1.840
Second Quarter	2.250	1.380	1.540
Third Quarter	1.780	1.290	1.300
Fourth Quarter	1.360	0.730	0.780
2006
First Quarter	$2.210	$0.720	$1.930
Second Quarter	6.400	1.890	6.400
Third Quarter	9.260	5.440	8.370
Fourth Quarter	17.800	6.800	17.410
2007
First Quarter	$22.940	$14.810	$18.760
Second Quarter	30.270	18.800	20.640
Third Quarter (through August 2, 2007)	24.390	15.410	17.980

InterOil Corporation

Period	High	Low	Period End

2004
First Quarter	$29.500	$23.450	$26.690
Second Quarter	27.300	20.820	21.750
Third Quarter	23.230	14.835	22.150
Fourth Quarter	39.750	24.500	37.840
2005
First Quarter	$43.300	$33.490	$34.960
Second Quarter	35.190	21.790	27.180
Third Quarter	31.600	21.750	23.300
Fourth Quarter	28.490	17.950	26.800
2006
First Quarter	$20.000	$13.120	$13.140
Second Quarter	19.000	12.750	19.000
Third Quarter	19.750	13.500	18.930
Fourth Quarter	30.290	15.250	30.290
2007
First Quarter	$27.350	$22.340	$26.600
Second Quarter	43.940	18.940	18.940
Third Quarter (through August 2, 2007)	27.690	19.270	27.690
OmniVision Technologies, Inc.

Period	High	Low	Period End

2004
First Quarter	$31.070	$22.695	$27.310
Second Quarter	29.010	14.880	15.950
Third Quarter	15.190	9.020	14.150
Fourth Quarter	19.730	13.970	18.350
2005
First Quarter	$20.360	$15.150	$15.150
Second Quarter	16.290	13.360	13.590
Third Quarter	14.950	12.060	12.620
Fourth Quarter	21.560	11.810	19.960
2006
First Quarter	$30.710	$21.110	$30.200
Second Quarter	33.900	20.230	21.120
Third Quarter	21.220	13.880	14.270
Fourth Quarter	18.420	13.620	13.650
2007
First Quarter	$13.830	$11.270	$12.960
Second Quarter	18.110	12.470	18.110
Third Quarter (through August 2, 2007)	19.140	16.960	17.250

TASER International, Inc.

Period	High	Low	Period End

2004
First Quarter	$20.205	$7.075	$19.588
Second Quarter	29.675	12.400	21.615
Third Quarter	22.250	12.615	18.775
Fourth Quarter	32.590	18.510	31.650
2005
First Quarter	$29.980	$11.990	$12.000
Second Quarter	11.680	7.640	10.040
Third Quarter	10.240	5.880	6.170
Fourth Quarter	7.980	5.420	6.960
2006
First Quarter	$10.910	$7.060	$10.590
Second Quarter	11.040	7.470	7.910
Third Quarter	8.570	6.890	7.660
Fourth Quarter	9.690	7.430	7.610
2007
First Quarter	$8.560	$7.440	$8.030
Second Quarter	13.960	7.850	13.960
Third Quarter (through August 2, 2007)	17.410	14.060	14.930
Chicago Bridge & Iron Company N.V.

Period	High	Low	Period End

2004
First Quarter	$16.030	$12.420	$13.915
Second Quarter	15.075	12.455	13.925
Third Quarter	15.000	13.370	14.995
Fourth Quarter	20.515	14.600	20.000
2005
First Quarter	$23.655	$18.300	$22.015
Second Quarter	25.000	20.040	22.860
Third Quarter	31.500	22.910	31.090
Fourth Quarter	32.500	20.310	25.210
2006
First Quarter	$31.200	$21.600	$24.000
Second Quarter	26.850	22.030	24.150
Third Quarter	27.440	22.890	24.060
Fourth Quarter	29.500	23.290	27.340
2007
First Quarter	$31.270	$26.180	$30.750
Second Quarter	39.170	30.210	37.740
Third Quarter (through August 2, 2007)	44.620	37.720	40.210

E*TRADE Financial Corporation

Period	High	Low	Period End

2004
First Quarter	$15.150	$12.070	$13.350
Second Quarter	13.360	10.680	11.150
Third Quarter	12.270	9.730	11.420
Fourth Quarter	15.000	11.270	14.950
2005
First Quarter	$14.700	$11.740	$12.000
Second Quarter	14.100	10.820	13.990
Third Quarter	17.600	14.090	17.600
Fourth Quarter	21.550	15.940	20.860
2006
First Quarter	$26.980	$20.940	$26.980
Second Quarter	27.570	19.380	22.820
Third Quarter	24.620	20.300	23.920
Fourth Quarter	25.480	21.000	22.420
2007
First Quarter	$25.450	$21.180	$21.220
Second Quarter	25.600	21.090	22.090
Third Quarter (through August 2, 2007)	23.510	17.160	17.160
Joy Global Inc.

Period	High	Low	Period End

2004
First Quarter	$12.933	$11.360	$12.467
Second Quarter	13.307	10.720	13.307
Third Quarter	15.280	12.544	15.280
Fourth Quarter	19.733	14.724	19.302
2005
First Quarter	$26.033	$17.582	$23.373
Second Quarter	25.027	20.587	22.393
Third Quarter	33.640	22.393	33.640
Fourth Quarter	41.490	28.560	40.000
2006
First Quarter	$60.620	$43.180	$59.770
Second Quarter	71.680	45.720	52.090
Third Quarter	53.410	32.800	37.570
Fourth Quarter	49.410	36.400	48.340
2007
First Quarter	$54.830	$41.090	$42.900
Second Quarter	61.300	43.270	58.330
Third Quarter (through August 2, 2007)	64.380	47.220	48.590

Las Vegas Sands Corp.

Period	High	Low	Period End

2004
December 14, 2004 to December 31, 2004	$53.000	$29.000	$48.000
2005
First Quarter	$50.790	$42.050	$45.000
Second Quarter	44.260	33.700	35.750
Third Quarter	40.420	31.650	32.910
Fourth Quarter	45.830	29.690	39.470
2006
First Quarter	$56.720	$38.680	$56.660
Second Quarter	77.860	55.000	77.860
Third Quarter	77.150	59.410	68.350
Fourth Quarter	97.000	67.770	89.480
2007
First Quarter	$108.590	$81.020	$86.610
Second Quarter	90.740	72.830	76.390
Third Quarter (through August 2, 2007)	92.310	76.640	92.310
NYSE Euronext, Inc.

Period	High	Low	Period End

2006
First Quarter	$87.530	$67.000	$79.250
Second Quarter	78.250	49.980	68.480
Third Quarter	74.750	56.350	74.750
Fourth Quarter	108.960	72.970	97.200
2007
First Quarter	$108.210	$80.590	$93.750
Second Quarter	101.000	72.820	73.620
Third Quarter (through August 2, 2007)	83.220	73.530	74.910

Pacific Ethanol, Inc.

Period	High	Low	Period End

2004
First Quarter	$2.610	$1.700	$1.990
Second Quarter	6.090	1.620	4.910
Third Quarter	5.710	4.500	5.410
Fourth Quarter	6.750	4.480	5.930
2005
First Quarter	$10.250	$5.490	$10.030
Second Quarter	12.940	8.580	9.970
Third Quarter	11.200	7.780	10.320
Fourth Quarter	13.480	7.710	10.820
2006
First Quarter	$22.340	$9.990	$21.590
Second Quarter	42.390	20.140	23.120
Third Quarter	25.450	13.760	14.040
Fourth Quarter	19.080	12.580	15.390
2007
First Quarter	$17.850	$14.220	$17.030
Second Quarter	16.500	12.250	13.200
Third Quarter (through August 2, 2007)	14.860	12.320	12.490
Potash Corporation of Saskatchewan Inc.

Period	High	Low	Period End

2004
First Quarter	$14.853	$12.763	$13.862
Second Quarter	16.150	13.295	16.150
Third Quarter	21.390	15.287	21.390
Fourth Quarter	27.960	20.347	27.687
2005
First Quarter	$30.667	$24.863	$29.170
Second Quarter	33.217	26.733	31.860
Third Quarter	38.267	31.017	31.107
Fourth Quarter	30.220	24.383	26.740
2006
First Quarter	$32.927	$26.307	$29.363
Second Quarter	35.347	26.393	28.657
Third Quarter	35.190	27.623	34.730
Fourth Quarter	48.757	34.497	47.827
2007
First Quarter	$55.983	$44.670	$53.310
Second Quarter	80.290	53.340	77.970
Third Quarter (through August 2, 2007)	85.820	77.280	83.810

Research In Motion Limited

Period	High	Low	Period End

2004
First Quarter	$50.420	$34.620	$46.665
Second Quarter	68.450	43.550	68.450
Third Quarter	76.980	53.290	76.340
Fourth Quarter	93.960	73.800	82.420
2005
First Quarter	$83.130	$60.630	$76.420
Second Quarter	83.820	63.600	73.790
Third Quarter	81.590	68.000	68.300
Fourth Quarter	68.300	57.400	66.010
2006
First Quarter	$88.710	$64.250	$84.880
Second Quarter	86.280	62.040	69.770
Third Quarter	102.650	62.380	102.650
Fourth Quarter	141.560	100.010	127.780
2007
First Quarter	$146.770	$121.200	$136.490
Second Quarter	199.990	131.270	199.990
Third Quarter (through August 2, 2007)	234.350	207.940	224.070
Titanium Metals Corporation

Period	High	Low	Period End

2004
First Quarter	$2.530	$1.088	$2.493
Second Quarter	2.659	1.890	2.314
Third Quarter	3.060	2.337	2.933
Fourth Quarter	3.258	2.419	3.018
2005
First Quarter	$4.928	$2.938	$4.500
Second Quarter	7.099	3.915	7.099
Third Quarter	10.048	6.283	9.890
Fourth Quarter	18.633	9.118	15.815
2006
First Quarter	$24.865	$16.460	$24.275
Second Quarter	44.865	24.565	34.380
Third Quarter	34.690	23.450	25.280
Fourth Quarter	33.500	23.400	29.510
2007
First Quarter	$38.030	$28.310	$35.880
Second Quarter	39.760	31.000	31.900
Third Quarter (through August 2, 2007)	35.050	31.750	32.490

Caterpillar Inc.

Period	High	Low	Period End

2004
First Quarter	$42.505	$36.575	$39.535
Second Quarter	42.050	36.130	39.720
Third Quarter	40.250	34.810	40.225
Fourth Quarter	49.235	38.515	48.755
2005
First Quarter	$49.980	$43.260	$45.720
Second Quarter	51.100	41.730	47.655
Third Quarter	59.400	47.650	58.750
Fourth Quarter	59.640	48.920	57.770
2006
First Quarter	$76.260	$57.800	$71.810
Second Quarter	81.140	66.320	74.480
Third Quarter	74.770	62.770	65.800
Fourth Quarter	69.930	59.000	61.330
2007
First Quarter	$68.210	$58.170	$67.030
Second Quarter	82.490	66.350	78.300
Third Quarter (through August 2, 2007)	86.980	76.020	80.670
Celgene Corporation

Period	High	Low	Period End

2004
First Quarter	$11.943	$9.803	$11.913
Second Quarter	14.875	12.418	14.315
Third Quarter	14.960	12.185	14.558
Fourth Quarter	16.045	13.025	13.260
2005
First Quarter	$17.025	$12.585	$17.025
Second Quarter	21.175	16.850	20.350
Third Quarter	28.500	20.110	27.160
Fourth Quarter	32.425	22.955	32.400
2006
First Quarter	$44.220	$32.440	$44.220
Second Quarter	47.430	36.590	47.430
Third Quarter	48.910	40.610	43.300
Fourth Quarter	59.620	42.360	57.530
2007
First Quarter	$58.040	$50.190	$52.460
Second Quarter	65.970	53.800	57.330
Third Quarter (through August 2, 2007)	61.750	56.690	60.420

Deere & Company

Period	High	Low	Period End

2004
First Quarter	$69.940	$60.990	$69.310
Second Quarter	74.850	62.900	70.140
Third Quarter	67.860	57.600	64.550
Fourth Quarter	74.420	58.050	74.400
2005
First Quarter	$72.940	$65.850	$67.130
Second Quarter	68.120	59.690	65.490
Third Quarter	73.530	60.400	61.200
Fourth Quarter	70.580	57.160	68.110
2006
First Quarter	$79.780	$68.000	$79.050
Second Quarter	91.340	77.300	83.490
Third Quarter	84.780	68.670	83.910
Fourth Quarter	98.140	83.590	95.070
2007
First Quarter	$115.950	$90.890	$108.640
Second Quarter	124.300	104.480	120.740
Third Quarter (through August 2, 2007)	133.680	118.940	120.180
Pfizer Inc.

Period	High	Low	Period End

2004
First Quarter	$38.850	$33.700	$35.050
Second Quarter	37.620	33.820	34.280
Third Quarter	34.160	29.620	30.600
Fourth Quarter	31.300	24.290	26.890
2005
First Quarter	$27.180	$23.860	$26.270
Second Quarter	28.900	25.930	27.580
Third Quarter	27.600	24.800	24.970
Fourth Quarter	25.290	20.600	23.320
2006
First Quarter	$26.600	$23.780	$24.920
Second Quarter	25.540	22.640	23.470
Third Quarter	28.470	22.410	28.360
Fourth Quarter	28.410	24.800	25.900
2007
First Quarter	$27.220	$24.700	$25.260
Second Quarter	27.680	25.340	25.570
Third Quarter (through August 2, 2007)	26.080	23.510	23.850

Valero Energy Corporation

Period	High	Low	Period End

2004
First Quarter	$15.203	$11.505	$14.990
Second Quarter	18.573	14.078	18.440
Third Quarter	20.053	16.090	20.053
Fourth Quarter	23.815	19.995	22.700
2005
First Quarter	$36.930	$21.080	$36.635
Second Quarter	40.475	30.330	39.555
Third Quarter	58.060	39.860	56.530
Fourth Quarter	58.030	46.475	51.600
2006
First Quarter	$63.200	$49.750	$59.780
Second Quarter	69.100	55.750	66.520
Third Quarter	67.450	48.150	51.470
Fourth Quarter	56.280	48.170	51.160
2007
First Quarter	$65.140	$48.210	$64.490
Second Quarter	77.300	64.600	73.860
Third Quarter (through August 2, 2007)	77.710	63.580	64.590
Supplemental information regarding taxation in the United States
      The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 1) are set forth in the table below.

	Deposit	Put Premium

Notes Linked to Advanced Micro Devices, Inc.	5.36%	13.14%
Notes Linked to Bowater Incorporated	5.36%	12.14%
Notes linked to Elan Corporation, plc	5.36%	14.69%
Notes linked to Energy Conversion Devices, Inc.	5.36%	14.69%
Notes linked to Force Protection, Inc.	5.36%	33.29%
Notes linked to InterOil Corporation	5.36%	34.64%
Notes linked to OmniVision Technologies, Inc.	5.36%	16.09%
Notes linked to TASER International, Inc.	5.36%	14.79%
Notes linked to Chicago Bridge & Iron Company N.V.	5.31%	7.19%
Notes linked to E*TRADE Financial Corporation	5.31%	12.44%
Notes linked to Joy Global Inc.	5.31%	11.74%
Notes linked to Las Vegas Sands Corp.	5.31%	7.74%
Notes linked to NYSE Euronext, Inc.	5.31%	9.19%
Notes linked to Pacific Ethanol, Inc.	5.31%	12.79%
Notes linked to Potash Corporation of Saskatchewan Inc.	5.31%	9.79%
Notes linked to Research In Motion Limited	5.31%	10.49%
Notes linked to Titanium Metals Corporation	5.31%	11.89%
Notes linked to Caterpillar Inc.	5.22%	3.83%
Notes linked to Celgene Corporation	5.22%	7.18%
Notes linked to Deere & Company	5.22%	5.83%

	Deposit	Put Premium

Notes linked to Pfizer Inc.	5.22%	3.83%
Notes linked to Valero Energy Corporation	5.22%	6.88%
      Please refer to “Taxation in the United States” beginning on PS-16 of the accompanying product supplement no. 1.
Supplemental plan of distribution
      The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to terms agreements dated as of [       ●       ] between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with each issuance of the notes.
      See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.